Exhibit 1A-3A

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION Atlis Motor Vehicles Inc. a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware. DOES HEREBY CERTIFY: FIRST: That at a meeting of the Board of Directors of Atlis Motor Vehicles Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows: RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "FOURTH:" so that, as amended said Article shall be and read as follows: "The total number of shares of stock which the corporation is authorized to issue is 60,000,000 shares of common stock having a par value of $0.0001 per share." SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment. THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware. IN WITNESS WHEREOF, said Atlis Motor Vehicles Inc. has caused this certificate to be signed by an authorized officer, this ________ day of _________________, 2020. BY: _____________________________________-Signature Name: ____________________________________-please print Authorized Officer TRANSACTION DETAILS DOCUMENT DETAILS Reference Number 0238644B-B498-4413-BD84-4B1D2F58A617 Transaction Type Signature Request Sent At 01/21/2020 14:41 EST Executed At 01/22/2020 20:39 EST Identity Method email Distribution Method email Signed Checksum 7ea4646f0bb187c7b74341e9528feb40692a04847371bf80a60643d0de221e2f Signer Sequencing Disabled Document Passcode Disabled Document Name Atlis Motor Vehicles Inc - Stock Amendments Filename atlis_motor_vehicles_inc_-_stock_amendments.pdf Pages 1 page Content Type application/pdf File Size 70.6 KB Original Checksum 78cb3b94d1b1bf5d282473ec4126a7ce8c8e2e24e7e3fa3b13a0ad0fd64ec38a S IG N E R S SIGNER E-SIGNATURE EVENTS Name Atlis Motor Vehicles Inc. Email mark@atlismotorvehicles.com Components 4 Status signed Multi-factor Digital Fingerprint Checksum db615393faf4efade890cdf3710ba80ad7162a9be835e8089c36c8e72a38bce7 IP Address 98.165.208.75 Device Chrome via Windows Drawn Signature Signature Reference ID 142183E1 Signature Biometric Count 33 Viewed At 01/22/2020 20:39 EST Identity Authenticated At 01/22/2020 20:39 EST Signed At 01/22/2020 20:39 EST A U D I TS TIMESTAMP AUDIT 01/22/2020 20:39 EST Atlis Motor Vehicles Inc. (mark@atlismotorvehicles.com) signed the document on Chrome via Windows from 98.165.208.75. 01/22/2020 20:39 EST Atlis Motor Vehicles Inc. (mark@atlismotorvehicles.com) authenticated via email on Chrome via Windows from 98.165.208.75. 01/22/2020 20:39 EST Atlis Motor Vehicles Inc. (mark@atlismotorvehicles.com) viewed the document on Chrome via Windows from 98.165.208.75. 01/21/2020 19:59 EST Atlis Motor Vehicles Inc. (mark@atlismotorvehicles.com) viewed the document on Mobile Safari via iOS from 174.238.20.4. 01/21/2020 18:13 EST Atlis Motor Vehicles Inc. (mark@atlismotorvehicles.com) viewed the document on Mobile Safari via iOS from 174.238.6.238. 01/21/2020 14:41 EST Atlis Motor Vehicles Inc. (mark@atlismotorvehicles.com) was emailed a link to sign. 01/21/2020 14:41 EST Harvard Filings Team (filings@delawareinc.com) created document 'atlis_motor_vehicles_inc_-_stock_amendments.pdf' on Internet Explorer via Windows from 74.94.220.93. S I G N AT U R E C E RT I F I C AT E R E F E R E N C E N U M B E R 0238644B -B 498-4413-BD84-4B 1D2F 58A617